Securities and Exchange Commission

                              Washington, DC 20549

                                    Form 8-K

                                 Current Report

                     Pursuant to Section 13 or 15(d) of the
                          Securities Exchange Act 1934


                          Date of Report March 17, 2000
                          -----------------------------
                        (Date of earliest event reported)



                              HomeServices.Com Inc.
                              ---------------------
             (Exact name of registrant as specified in its charter)



   Delaware                000-27327                     41-1945806
-------------------------------------------------------------------
(State or other        (Commission File                (IRS Employer
 jurisdiction of           Number)                    Identification No.)
 incorporation or
 organization)



 6800 France Avenue South, Suite 600  Edina, Minnesota      55435
-----------------------------------------------------------------
(Address of principal executive offices)                   Zip Code




Registrant's Telephone Number, including area code:  (612) 928-5900
                                                   ----------------




                                      N/A

          (Former name or former address, if changed since last report)

Item 5.  Other Events

         Cautionary Statements. In connection with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 (the "Reform Act"), Home Services.Com Inc. (the "Company" or "HomeServices") is hereby filing cautionary statements identifying important factors that could cause the Company's actual results to differ materially from those expressed or implied by forward-looking statements of the Company made by or on behalf of the Company, whether oral or written. The Company wishes to ensure that any forward-looking statements are accompanied by meaningful cautionary statements in order to maximize to the fullest extent possible the protections of the safe harbor established in the Reform Act. Accordingly, any such statements are qualified in their entirety by reference to, and are accompanied by, the following important factors, among others, that could cause the Company's actual results to differ materially from those expressed or implied by forward-looking statements of the Company made by or on behalf of the Company.

         The Company cautions that the following important factors, among others (including but not limited to factors mentioned from time to time in the
Company's reports filed with the Securities and Exchange Commission), could affect the Company's actual results and could cause the Company's actual consolidated results to differ materially from those expressed or implied by any forward-looking statements of the Company made by or on behalf of the Company. The factors included here are not exhaustive. Forward looking statements, by their nature, are speculative and are based on then current expectations involving a number of known and unknown risks and uncertainties that could cause the actual results and performance of the Company to differ materially from any expected future results or performance, expressed or implied, by the forward-looking statements. Further, any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time and it is not possible for management to predict all of such factors, nor can it assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those expressed or implied by any forward-looking statements. Therefore, forward-looking statements should not be relied upon as a prediction of actual future results.

1. Acquisition Strategy Risks: HomeServices has pursued an active acquisition strategy to strengthen its position within the Midwestern residential real estate markets by integrating acquisitions into its operations to achieve economies of scale, and it intends to continue to do so as part of its growth strategy. As a result, HomeServices has derived a substantial portion of its revenues and profits from acquired real estate brokerage firms. The success of HomeServices' future acquisition strategy will continue to depend upon its ability to find suitable acquisition candidates on favorable terms and to finance and complete these transactions despite increasing competition for acquisition candidates. After completing an acquisition, HomeServices may encounter difficulties in (i) the assimilation of the operations, technologies, products and personnel of the acquired company; (ii) retaining key employees and sales associates of the acquired company; (iii) cross selling services to customers of the acquired company; and (iv) maintaining effective and consistently applied standards, controls, procedures and policies.

         If HomeServices is unable to successfully integrate an acquired company, HomeServices may not realize anticipated benefits of the acquisition.

         In addition, HomeServices' growth strategy could be materially adversely affected if it is unable to complete realty company acquisitions in general. By pursuing an active acquisition strategy, HomeServices could also divert management's attention away from focusing on its core business operations. Because HomeServices expects that its future acquisitions will continue to be accounted for under the purchase method, its goodwill amortization could increase significantly and have a material adverse effect on its results of operations. In addition, depending on a number of factors, including the then current market price of HomeServices' common stock, HomeServices may decide to pay for these acquisitions in whole or in part by issuing additional shares of common stock. The issuance of such shares in an acquisition may result in dilution if the agreed upon per share valuation for purposes of the acquisition is less than the fair market value of the issued common stock.

2. HomeServices' proposed referral strategy depends on acceptance by homeowners of a new means of offering traditional home services. HomeServices plans to offer referral services for various services, particularly by means of E-commerce, including The Hook-Up(TM) and The Fix-Up(TM). This is a relatively new business for HomeServices and represents a new means of offering traditional home services to homeowners. HomeServices began offering and generating revenues from certain referral services, such as home warranty, home security, home inspection and property and casualty insurance, in 1998, and launched preliminary activities under its E-commerce platform, with the commencement of its on-line mortgage origination business and on-line referral services for home warranty, home security, home inspection and property and casualty insurance in August 1999. HomeServices cannot assure you that this new way of offering traditional home services will gain sufficient market acceptance. Furthermore, because many elements of this business will be new to it, HomeServices' management may not have the experience necessary to successfully introduce and operate this new business. The lack of market acceptance of, or HomeServices' inability to generate satisfactory revenues from, this new business could have a material adverse effect on its business and results of operations.

3. HomeServices' limited operating history makes evaluating its business and its prospects difficult. While HomeServices' predecessors have operated real estate brokerage firms for a significant period, as a combined organization, HomeServices has operated only since May 1998, when HomeServices acquired the assets of Iowa Realty Co. Inc. and Edina Realty Home Services. Including Iowa Realty and Edina Realty, HomeServices has acquired eight major residential real estate businesses since May 1998. As a result, HomeServices and its acquired operations have a limited combined operating history upon which you can evaluate HomeServices and its prospects.

4. HomeServices may not be able to sustain or successfully manage its rapid growth. HomeServices intends to pursue an aggressive growth strategy by: (i) completing selected acquisitions and consolidations; (ii) expanding its market presence in its existing markets; (iii) cross selling real estate related products and services; and (iv) offering referrals for various home care and other products and services, particularly by means of E-commerce. Any significant future growth will place demands on HomeServices' resources. HomeServices' future success and profitability will depend, in part, on its ability to enhance its operating, accounting and management information systems and obtain financing for capital expenditures and strategic acquisitions. HomeServices may not be able to sustain or successfully manage any significant expansion or obtain adequate financing on favorable terms.

5. Seasonal fluctuations in the residential real estate brokerage business could adversely affect HomeServices. The residential real estate brokerage business is subject to seasonal fluctuations. Historically, HomeServices' revenues have been strongest in the second and third quarters of the calendar year. While HomeServices pays commissions to its sales associates only upon the sale of a home, some of its other expenses, such as rent, personnel and expenses incidental to being a public company, are or will be fixed and cannot be reduced during a seasonal slowdown. As a result, HomeServices may be required to borrow cash in order to fund its operations during seasonal slowdowns or at other times. HomeServices' inability to finance its funding needs during a seasonal slowdown or at other times could have a material adverse effect on its results of operations and financial condition. HomeServices believes its charges for occupancy, telecommunications, professional fees, data processing, equipment leasing, office expense, corporate charges and depreciation, which approximated 11% of total 1999 operating expenses on a historical basis, are costs that cannot be significantly reduced in the short-term during a seasonal slow down.

6. Cyclical fluctuations in the residential real estate brokerage business could adversely affect HomeServices. The residential real estate brokerage industry tends to experience cycles of greater and lesser activity and profitability and is typically affected by changes in economic conditions which are beyond HomeServices' control. Any of the following could have a material adverse effect on HomeServices' business by causing a general decline in the number of home sales or sale prices and the demand for The Hook-Up(TM) or The Fix-Up(TM) services which, in turn, would adversely affect revenues and profitability: (i) periods of economic slowdown or recession; (ii) natural disasters such as floods, hurricanes or tornadoes; (iii) rising interest or unemployment rates;
(iv) decreasing home ownership rates; and (v) declining demand for real estate.

7. Negative economic conditions or a downturn in the residential real estate market in HomeServices' primary service areas could have an adverse effect on its business. HomeServices' current primary service area is Minnesota, Iowa, Arizona, Kansas, Missouri, Maryland, Kentucky, Nebraska, Wisconsin, Indiana, North Dakota and South Dakota. HomeServices intends to expand its operations beyond its existing service area as part of its acquisition strategy and its future results of operations may be affected to a larger extent than its past results of operations by changes in economic conditions in its expansion markets. A downturn in residential real estate markets or economic conditions in HomeServices' current markets or in HomeServices' future markets could have a material adverse effect on it.

8.  HomeServices'  success  depends in part on the continued  growth of Internet commerce and its ability to successfully implement changing technologies. HomeServices believes that expansion through E-commerce will enable it to more readily achieve its business objective of becoming a one-source provider of products and services relating to the home ownership experience. HomeServices' ability to meet these expansion goals through E-commerce depends substantially upon the widespread acceptance and use of the Internet as an effective medium of commerce by consumers. Rapid growth in commercial on-line businesses is a recent phenomenon and demand for recently introduced services and products over the Internet is, accordingly, subject to a high level of uncertainty. The development of the Internet as a viable means of marketing products directly to consumers is subject to a number of factors, including: (i) continued growth in the number of users who purchase services over the Internet; (ii) concerns about transaction security; (iii) continued development of the necessary technological infrastructure; and (iv) the development of complementary services and products. Failure of the Internet and on-line businesses to become a viable means of marketing products directly to consumers would adversely affect HomeServices' business and financial condition.

         The development of on-line commerce using the Internet is characterized by rapidly changing technologies, evolving industry standards, frequent new product or service introductions and changing consumer preferences. HomeServices' growth strategy to expand its product offerings by means of E-commerce and its future success will depend, in part, on its ability to successfully adapt to these rapidly changing technologies and industry standards and to meet the changing demands of its customers. HomeServices cannot assure you that it will be able to implement its strategy in a successful and timely manner.

9. Breaches of on-line security could harm HomeServices' E-commerce operations. A significant barrier to on-line commerce is the secure transmission of confidential information over public networks. As HomeServices expands its developing E-commerce operations, it will rely on technology from third parties to effectively secure transmission of confidential information, such as that required on a mortgage loan application. A compromise of HomeServices' on-line security could injure its reputation and impact the success of its developing E-commerce operations.

10. Legal uncertainties could add additional costs to E-commerce and may decrease use of the Internet. HomeServices' developing E-commerce operations are not currently subject to direct regulation by any governmental agency in the United States beyond mortgage-related regulations and regulations applicable to businesses generally.

         A number of legislative and regulatory proposals under consideration by federal, state, local and foreign governmental organizations may lead to laws or regulations concerning various aspects of the Internet, including those set forth below. The adoption of new laws or the unfavorable application of existing laws may decrease the use of the Internet, which would decrease the demand for HomeServices' developing E-commerce services, increase its cost of doing business or otherwise have an adverse effect on its business and growth strategy. In addition, the applicability to the Internet of existing laws is uncertain, including the following:

         On-line Content and User Privacy. Although there are very few laws and regulations directly applicable to the protection of consumers in an on-line environment, it is possible that legislation will be enacted in this area and could cover such topics as permissible on-line content and user privacy, including the collection, use, retention and transmission of personal information provided by an on-line user. Furthermore, the growth and demand for on-line commerce could result in more stringent consumer protection laws that impose additional compliance burdens on on-line companies. Such consumer protection laws could result in substantial compliance costs and interfere with the conduct and growth of HomeServices' business.

         Taxation. The tax treatment of the Internet and electronic commerce is currently unsettled. A number of proposals have been made that could impose taxes on the sale of goods and services and certain other Internet activities. Recently, the Internet Tax Information Act was signed into law placing a three-year moratorium on new state and local taxes on Internet commerce. This moratorium is expected to end on October 21, 2001. Nonetheless, HomeServices cannot assure you that future laws imposing taxes or other regulations would not substantially impair the growth of its business and its financial condition.

         Access Charges. The Federal Communications Commission recently characterized dial-up Internet traffic bound for Internet service providers as jurisdictionally mixed but largely interstate in nature. However, the Federal Communications Commission has made it clear that its position does not affect its long-standing rule that Internet and other information services are exempt from interstate access charges, that it does not change the manner in which consumers obtain and pay for access to the Internet nor does it transform the nature of traffic routed through Internet service providers. Certain local telephone carriers claim that the increasing popularity of the Internet has burdened the existing telecommunications infrastructure and that many areas with high Internet use are experiencing interruptions in telephone service. These carriers have petitioned the Federal Communications Commission to impose access fees on Internet service providers, but not consumers. If these access fees are imposed on the Internet service providers, the cost of communicating on the Internet could increase, which would decrease demand for HomeServices' developing E-commerce services and increase its cost of doing business.

         Jurisdiction. Because HomeServices' on-line services will be available over the Internet in multiple states, and as a result, HomeServices expects to sell to numerous consumers resident in such states, such jurisdictions may claim in the future that HomeServices is required to qualify to do business as a foreign corporation or obtain other qualifications in each such state. HomeServices is qualified to do business in those eleven states in which it currently operates, and its failure in the future to qualify as a foreign corporation in a jurisdiction where it is required to do so could subject it to taxes and penalties for the failure to so qualify and limit its ability to conduct litigation in such states.

11. Changes in mortgage resale markets could have an adverse effect on HomeServices' mortgage origination business. HomeServices' business depends in part on selling to investors the mortgage loans that it originates as a broker. Less than 1% of HomeServices' 1999 revenues was derived from its mortgage operations. As part of HomeServices' growth strategy, it intends to increase its mortgage origination business, particularly through its on-line mortgage origination services which HomeServices launched in August 1999. Accordingly, any significant change in the secondary mortgage market, including the operations, level of activity or underwriting criteria of Fannie Mae or the Federal Home Loan Mortgage Corporation, could have an adverse effect on HomeServices' business and results of operations.

12. HomeServices may be required to repurchase mortgages it has originated if the representations and warranties made by HomeServices are inaccurate. In the ordinary course of business, HomeServices makes representations and warranties to the purchasers and insurers of mortgage loans that it originates, including representations and warranties as to compliance with the investor's applicable underwriting guidelines. Any loss resulting from a material inaccuracy in these representations and warranties could have an adverse effect on HomeServices. From time to time, HomeServices may be obligated to repurchase loans as a result of such representations and warranties and such repurchases could adversely affect its results of operations or financial condition. HomeServices cannot assure you that it will not be required to repurchase any mortgage loan that it originates in the future.

13. HomeServices may be unable to resell mortgages it has underwritten. Plaza Mortgage, a wholly owned subsidiary of J.C. Nichols Residential, also underwrites mortgage loans originated by it. In 1999, mortgages originated and underwritten by Plaza Mortgage accounted for approximately 18% of HomeServices' total mortgage operations. Plaza Mortgage's underwriting loan commitments are contractual obligations in its own name to mortgage loan applicants. Before underwriting the loan commitment, Plaza Mortgage performs a credit analysis to confirm that the loan would meet the particular guidelines established by several investors with whom Plaza Mortgage has established relationships. Prior to closing with the mortgage applicant, Plaza Mortgage obtains a commitment that an investor will purchase the loan after the closing at an agreed upon price on the condition that the loan meets the investor's particular investment guidelines. The investor's final review is then typically conducted after the closing of the loan with the mortgage loan applicant. As a result, if HomeServices subsequently fails to satisfy the terms of the commitment made with such investor to purchase the loan, then HomeServices would have to find another purchaser for the loan. HomeServices may incur losses on the resale of such loan, particularly in cases where mortgage interest rates for the kind of loan made to the mortgage loan applicant rise after the commitment to the applicant is made.

14. The loss of its senior management team or a significant number of key sales associates could adversely affect HomeServices' business. HomeServices' ability to continue to expand its business depends to a significant extent on the experience and service of its senior management team and the services of its key sales associates. HomeServices' management team is led by Ronald J. Peltier, its President and Chief Executive Officer, and also consists of Dwayne J. Coben, Senior Vice President and Chief Financial Officer; Jack W. Frost, President and Chief Executive Officer of J.C. Nichols Residential; R. Michael Knapp, President and Chief Executive Officer of Iowa Realty; Arne M. Rovick, Vice Chairman and General Counsel of Edina Realty; Joseph J. Valenti, President and Chief Executive Officer of CBS HOME; George E. Gans, President and Chief Executive
Officer of Paul Semonin Realtors; Stephen E. Quinlan, President and Chief Executive Officer of Long Realty; and Christopher C. Coile, President and Chief Executive Officer of Champion Realty. HomeServices does not carry any key man life insurance. The loss of the services of Messrs. Peltier, Coben, Frost, Knapp, Rovick, Valenti, Gans, Quinlan or Coile or a significant number of key sales associates could adversely affect its business and growth prospects.

15. HomeServices may not be able to attract and retain employees with information technology skills that HomeServices needs to grow. HomeServices' business strategy to grow through E-commerce offerings depends highly on its ability to attract and retain employees with highly developed information technology skills. Individuals with information technology skills are in short supply and competition for qualified information technology personnel is intense. The failure to attract new information technology personnel could adversely affect its business and growth prospects.

16. Changes in government regulation could adversely affect HomeServices. HomeServices' business activities are subject to substantial regulation by governmental authorities. The jurisdictions in which HomeServices does business have established requirements governing the licensing and conduct of real estate brokerage, mortgage and brokerage-related businesses. In addition, the federal Real Estate Settlement Procedures Act and comparable state statutes impose restrictions on how HomeServices may conduct its business. More restrictive laws, regulations or interpretations could be adopted in the future that could make HomeServices' ability to comply with such regulations more difficult or expensive. Furthermore, regulatory authorities have broad discretion to grant, renew and revoke licenses and approvals and to implement regulations. Accordingly, these regulatory authorities could prevent or temporarily suspend HomeServices from carrying on some or all of its activities or otherwise penalize it if its practices were found not to comply with the then current regulatory or licensing requirements or any interpretation of these requirements by the regulatory authority. HomeServices' failure to comply with any of these requirements or interpretations could have a material adverse effect on its operations and financial performance.

17. The terms of certain indebtedness restrict HomeServices' business activities. The terms and conditions of HomeServices' senior secured revolving credit agreement and 7.12% senior notes restrict the ability of HomeServices and its subsidiaries to incur debt, pay dividends and other distributions, create liens, sell assets and make investments. The terms of the revolving credit agreement also require HomeServices to maintain specified financial ratios, including an interest coverage ratio at quarter end of not more than 2.50 to 1, a fixed charge coverage ratio at quarter end of not less than 1.25 to 1, a total debt to EBITDA ratio at quarter end of not more than 3.25 to 1 and a consolidated debt to consolidated total capitalization ratio at quarter end of not more than 0.65 to 1. Similar provisions are also contained in debt agreements of MidAmerican Energy Holdings Company ("MidAmerican Holdings"), HomeServices' parent. Although HomeServices and its subsidiaries are not a party to such debt agreements, the restrictions contained in them apply to HomeServices and its subsidiaries. These restrictive and financial maintenance provisions could limit HomeServices' ability to obtain additional funds for its operations or future acquisitions, which could have a material adverse effect on its operations and acquisition strategy.

18. HomeServices is a holding company and depends on dividends and distributions from its operating subsidiaries to fund its operations. HomeServices is a holding company and its primary assets are the capital stock of its subsidiaries, which stock are pledged to secure borrowings under the senior secured revolving credit agreement. As a holding company with limited operating assets or independent means of generating operating revenue, HomeServices will depend on dividends and other payments from its subsidiaries to pay its obligations. HomeServices' obligations may include salaries of its executive officers, insurance, professional fees, expenses incidental to being a public company and any debt and associated interest charges that it may incur from time to time. Financial covenants under future debt agreements entered into by HomeServices' subsidiaries or the laws of the states of incorporation of those subsidiaries may limit the ability of its subsidiaries to make sufficient dividend or other payments to permit it to fund its obligations. Creditors of HomeServices' subsidiaries and the lenders under HomeServices' senior secured revolving credit facility will have a prior claim to the assets of its subsidiaries prior to the holders of HomeServices' common stock.

19. HomeServices records a significant amount of goodwill on its balance sheet and cannot assure you as to the recoverability of this amount. As of December 31, 1999, goodwill, net of accumulated amortization, comprised approximately 63.1% of HomeServices' total assets and approximately 127.7% of stockholders' equity. Goodwill arises when an acquirer accounts for a business acquisition under the purchase method of accounting and the purchase price is more than the fair value of the tangible and separately measurable intangible net assets of that business. Generally accepted accounting principles require that this goodwill and all other intangible assets be amortized over the period benefitted. Amortization represents a noncash deduction in the determination of operating income and so reduces reported earnings, but it does not reduce cash flows.

         HomeServices, in accordance with generally accepted accounting principles, analyzes the recoverability of goodwill at each balance sheet date and determines at that time the recoverability of any intangible assets. Management has determined that the period of benefit to be derived from goodwill is at least 30 years. If management had overlooked factors indicating that shorter benefit periods were appropriate for material portions of goodwill, earnings for periods immediately following the acquisition would be overstated. In later years, HomeServices would then be burdened by the continuing charge against earnings without receiving the associated benefits to income expected by management earlier in arriving at the consideration paid for that business. In that case, earnings in later years could even be impaired if management later determines that the goodwill period selected earlier was not appropriate or if management later determines that goodwill is not recoverable as a result of events or changes in circumstances. The amount of the impairment or writeoff would be the difference between the goodwill and the present value of the estimated expected future cash flows over the remaining life of the goodwill. Such writeoff could adversely affect HomeServices' business, financial condition and the market price of its common stock.

         Management has reviewed with its independent accountants all of the factors and expected associated future cash flows which it considered in determining the amount paid to acquire companies. Management has concluded that the expected associated future cash flows from goodwill will continue for at least 30 years and that there was no material evidence to indicate that any material portion of the expected benefits from goodwill would dissipate in a shorter period.

20. HomeServices is controlled by MidAmerican Holdings. MidAmerican Holdings owns approximately 65.0% of the common stock of HomeServices. As a result of its common stock ownership, MidAmerican Holdings has the power to elect HomeServices' entire board of directors and approve other matters submitted to a vote of HomeServices' stockholders. HomeServices may not engage in any consolidation, merger or other significant corporate transaction, even if beneficial to the interests of its other stockholders, without the approval of MidAmerican Holdings. This concentration of ownership could also delay or impede a change of control, even if a change of control would be beneficial to HomeServices' other stockholders. In addition to a change of control, there may be other instances in which the interests of HomeServices' public stockholders differ from the interests of MidAmerican Holdings, which will have the ability to control corporate policies by electing its directors and officers to serve as directors and officers of HomeServices.

         MidAmerican Holdings could decide to sell a substantial portion of its remaining equity interest in HomeServices to a third-party. A sale involving a change of control of HomeServices may adversely affect the market price of the common stock and could affect HomeServices' business.

21. Provisions of HomeServices' restated certificate of incorporation, amended and restated bylaws and rights agreement could deter takeover attempts. HomeServices' restated certificate of incorporation and amended and restated bylaws include provisions that: (i) divide the board of directors into three classes of directors serving staggered three-year terms; (ii) authorize the board of directors to fill vacant directorships or increase the size of the board of directors; (iii) deny the stockholders the right to cumulate votes in the election of directors; (iv) eliminate the ability of stockholders to act by written consent; (v) provide that special meetings of HomeServices' stockholders may be called only by the chairman of the board of directors or a majority of the board of directors; and (iv) require stockholders seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors at an annual meeting of the stockholders to provide timely notice in writing. These provisions could delay or impede the removal of incumbent directors or discourage a third-party from attempting to acquire control of it, even if doing so would be beneficial to common stockholders.

         In addition, HomeServices' rights agreement contains rights that have potential antitakeover effects. The rights under the rights agreement may cause substantial dilution to an acquirer who attempts to acquire HomeServices without obtaining consent from HomeServices' board of directors or conditioning the offer on a substantial number of rights being acquired or redeemed. Accordingly, these rights have the potential to deter a potential acquirer from making takeover proposals or tender offers that are not negotiated with HomeServices' board of directors.

22. HomeServices does not expect to pay dividends on its common stock. HomeServices does not anticipate paying any cash dividends on its common stock in the foreseeable future. Any payment of future dividends and the amounts thereof will depend upon HomeServices' earnings, financial requirements and other factors deemed relevant by its board of directors. In addition, covenants contained in the revolving credit facility and the 7.12% senior notes limit the ability of HomeServices and its subsidiaries to pay dividends unless, after payment of such dividends, the aggregate amount of such payments and certain investments does not exceed a specified basket equal to $5 million plus 75% of cumulative consolidated net income since June 30, 1998 plus cash proceeds of certain equity offerings. HomeServices does not anticipate paying cash dividends to its common stockholders in the foreseeable future after the offering. The timing, amount and form of future dividends, if any, will be at the discretion of HomeServices' board of directors and will depend on HomeServices' results of operations, financial condition, cash requirements and other factors considered relevant by the board of directors.

23. The availability of a significant number of shares for future sale by MidAmerican Holdings and other shares eligible for public sale could adversely affect the market price of HomeServices' common stock. Subject to applicable federal securities laws and restrictions contained in the initial public offering underwriting agreement with the underwriters, MidAmerican Holdings can sell any or all of its shares of common stock. In addition, under the registration rights agreement, MidAmerican Holdings has registration rights with respect to the shares of its common stock, which would facilitate any future disposition. Sales in the public market of substantial amounts of common stock, or the perception that such sales could occur, could cause the prevailing market price for HomeServices' common stock to decrease. HomeServices cannot predict how long MidAmerican Holdings will maintain its current majority ownership of common stock after the offering.

SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            HomeServices.Com Inc.

Dated:  March 17, 2000              By:     /s/  Douglas L. Anderson
                                        ----------------------------
                                            Douglas L. Anderson
                                            Assistant Secretary